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As filed with the Securities and Exchange Commission on May 31, 2016

Registration No. 333-210534

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FERRELLGAS, L.P.*
FERRELLGAS FINANCE CORP.
(Exact name of registrants as specified in their charters)

Delaware Delaware (State or other jurisdictions of incorporation or organization)	5900 5900 (Primary Standard Industrial Classification Code Numbers)	43-1698481 14-1866671 (I.R.S. Employer Identification Numbers)

7500 College Boulevard, Suite 1000, Overland Park, Kansas 66210
(913) 661-1500
(Address, including zip code, and telephone number, including area code, of the registrants' principal executive offices)

Alan C. Heitmann
Executive Vice President; Chief Financial Officer; Treasurer
Ferrellgas, Inc.
7500 College Boulevard, Suite 1000, Overland Park, Kansas 66210
(913) 661-1500
(Name, address, including zip code, and telephone number, including area code, of the registrants' agent for service)

Copies to:

John Goodgame
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
Telephone: (713) 220-8144

Approximate date of commencement of proposed sale of the securities to the public:
Promptly following the effectiveness of this registration statement.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrants are a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Ferrellgas, L.P.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Ferrellgas Finance Corp.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

          THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

*
Includes certain subsidiaries of Ferrellgas, L.P. identified on the following page.

 TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No
Blue Rhino Global Sourcing, Inc.	Delaware	48-1022301
Bridger Administrative Services II, LLC	Delaware	47-1131496
Bridger Energy, LLC	Delaware	61-1762597
Bridger Environmental, LLC	Texas	45-2384818
Bridger Lake, LLC	Delaware	71-0949959
Bridger Leasing, LLC	Louisiana	27-3583380
Bridger Logistics, LLC	Louisiana	45-2496321
Bridger Marine, LLC	Delaware	37-1782745
Bridger Rail Shipping, LLC	Louisiana	37-1666079
Bridger Real Property, LLC	Delaware	90-1000521
Bridger Storage, LLC	Louisiana	80-0842970
Bridger Swan Ranch, LLC	Delaware	81-1101546
Bridger Terminals, LLC	Delaware	81-1021853
Bridger Transportation, LLC	Louisiana	46-4475781
J.J. Addison Partners, LLC	Texas	30-0748679
J.J. Karnack Partners, LLC	Texas	45-2735533
J.J. Liberty, LLC	Texas	90-0901407
South C&C Trucking, LLC	Texas	30-0693348

*
The address for each registrant's principal executive office is 7500 College Boulevard, Suite 1000, Overland Park, Kansas, and the telephone number for each registrant's principal executive office is (913) 661-1500.

 Explanatory Note

        This Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-210534) of Ferrellgas, L.P. and Ferrellgas Finance Corp. is being filed solely to transmit certain exhibits thereto. This Amendment No. 1 does not modify any provision of the prospectus constituting Part I or Part II of the Registration Statement other than the exhibits incorporated by reference into Item 21 of Part II. Accordingly, this Amendment No. 1 does not include a copy of the prospectus.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Ferrellgas, L.P.

        Ferrellgas, L.P. does not have any employees, officers or directors. It is managed and operated by the employees, officers and directors of its general partner, Ferrellgas, Inc.

        Ferrellgas, L.P. is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of Ferrellgas, L.P. provides that Ferrellgas, L.P., subject to any limitations expressly provided in its partnership agreement, shall indemnify and hold harmless to the fullest extent permitted by current applicable law or as such law may hereafter be amended (but, in the case of any such amendment, only to the extent that the amendment permits Ferrellgas, L.P. to provide broader indemnification rights) particular persons (each, an "Indemnitee") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of their status as:

  •
  the general partner, a former general partner, or any of their affiliates;

  •
  an officer, director, employee, partner, agent or trustee of Ferrellgas, L.P., the general partner, any former general partner, or any of their affiliates; or

  •
  a person or entity serving at the request of Ferrellgas, L.P. in another entity in a similar capacity.

        This indemnification is available only if the Indemnitee acted in good faith, in a manner in which the Indemnitee believed to be in, or not opposed to, the best interests of Ferrellgas, L.P. and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not of itself create a presumption that the Indemnitee acted in a manner contrary to that specified in the immediately preceding sentence. Any indemnification shall be made only out of the assets of Ferrellgas, L.P.; our general partner shall not be personally liable for any indemnification and shall have no obligation to contribute or loan any money or property to Ferrellgas, L.P. to enable it to effect any indemnification. In no event may an Indemnitee subject the limited partners of Ferrellgas, L.P. to personal liability by reason of being entitled to indemnification.

        To the fullest extent permitted by current applicable law or as such law may hereafter be amended (but, in the case of such amendment, only to the extent that the amendment permits Ferrellgas, L.P. to provide broader indemnification rights), expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Ferrellgas, L.P. prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Ferrellgas, L.P. of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to indemnification.

        We have, to the extent commercially reasonable, purchased and currently maintain (or reimburse our general partner or its affiliates for the cost of) insurance, on behalf of our general partner and such other persons or entities as our general partner has determined, including particular other Indemnitees, against any liability that may be asserted against or expenses that may be incurred by such person or entity in connection with our activities or in connection with such person's or entity's activities related to Ferrellgas, L.P. in such person's or entity's professional capacity, regardless of whether Ferrellgas, L.P. would have the power to indemnify such person or entity against such liability under the provisions of the partnership agreement.

        An Indemnitee shall not be denied indemnification by Ferrellgas, L.P., in whole or in part, because the Indemnitee had an interest in the transaction with respect to which the indemnification applies, so long as the transaction was otherwise permitted by the terms of the partnership agreement. Notwithstanding anything to the contrary set forth in the partnership agreement, no Indemnitee shall be liable for monetary damages to Ferrellgas, L.P., the limited partners, their assignees or any other persons or entities who have acquired partnership interests in Ferrellgas, L.P., for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith. Also, our general partner shall not be responsible for any misconduct or negligence on the part of any agent appointed by our general partner in good faith to exercise any of the powers granted to our general partner or to perform any of the duties imposed upon it pursuant to the partnership agreement.

Ferrellgas, Inc.

        Ferrellgas, Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        The certificate of incorporation, as amended, and bylaws of Ferrellgas, Inc. provide for indemnification rights and benefits for its officers and directors from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any officer or director of Ferrellgas, Inc. may be involved, or is threatened to be involved, as a party or otherwise; provided, however, the officers or directors must have acted in good faith, in a manner in which such person or entity believed to be in, or not opposed to, the best interests of Ferrellgas, Inc. and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Ferrellgas, Inc. is also obligated to advance expenses to its officers and directors relating to indemnified claims and Ferrellgas, Inc. has, to the extent commercially reasonable, purchased and currently maintains insurance on behalf of its officers and directors.

        Furthermore, the directors of Ferrellgas, Inc. are not personally liable to Ferrellgas, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to Ferrellgas, Inc. or its stockholders,

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock purchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Ferrellgas, Inc. has also entered into indemnification agreements with some of its directors and officers. Pursuant to these indemnification agreements, Ferrellgas, Inc. has contractually agreed to indemnify these officers and directors generally in accordance with the indemnification terms and provisions set forth above. Some of these indemnification agreements also provide that Ferrellgas, Inc. shall indemnify such director or officer when they were or are a party or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Ferrellgas, Inc. to procure a judgment in its favor by reason of the fact that such director or officer is or was a director or officer of Ferrellgas, Inc., or is or was serving at the request of Ferrellgas, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such director or officer in connection with the defense or settlement of such action or suit if such director or officer acted in good faith and in a manner that such director or officer reasonably believed to be in or not opposed to the best interests of Ferrellgas, Inc. and except that no indemnification pursuant to the indemnification agreements shall be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to Ferrellgas, Inc. unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such directors or officers are fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Generally, any indemnification under these indemnification agreements (unless ordered by a court) shall be made by Ferrellgas, Inc. only as authorized in each specific case upon a determination, in accordance with the procedures set forth in the applicable indemnification agreement, that indemnification of such director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in their particular indemnification agreement. Such determination shall be made:

  •
  by independent legal counsel in a written opinion;

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  by a majority vote of the members of the board of directors of Ferrellgas, Inc. who are not parties to such action, suit or proceeding, even if less than a quorum;

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  by a committee comprised of members of the board of directors of Ferrellgas, Inc. who are not parties to such action, suit or proceeding, such committee to be designated by a majority vote of the members of the board of directors of Ferrellgas, Inc. who are not parties to such action, suit or proceeding, even if less than a quorum; or

  •
  by the stockholders of Ferrellgas, Inc.

        Also, if such director or officer institutes any legal action to enforce such director's or officer's rights under their indemnification agreement, or to recover damages for breach of their indemnification agreement, such director or officer, if such director or officer prevails in whole or in part, shall be entitled to recover from Ferrellgas, Inc. all fees and expenses (including attorneys' fees) incurred by such director or officer in connection therewith.

Ferrellgas Finance Corp.

        Ferrellgas Finance Corp. is a Delaware corporation. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        The certificate of incorporation and bylaws of Ferrellgas Finance Corp. provide that Ferrellgas Finance Corp. shall indemnify and hold harmless its officers and directors, to the fullest extent permitted by current applicable law or as such law may hereafter be amended (but, in the case of any such amendment, only to the extent that the amendment permits Ferrellgas Finance Corp. to provide broader indemnification rights), against any and all expenses, liabilities and losses (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) arising from any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any officer or director of Ferrellgas Finance Corp. may be involved, or is threatened to be involved, as a party or otherwise, by reason of the fact that such officer or director is or was a director or officer of Ferrellgas Finance Corp. or serving at the request of Ferrellgas Finance Corp. as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. Ferrellgas Finance Corp. is also obligated to advance expenses to its officers and directors relating to indemnified claims and Ferrellgas Finance Corp. has, to the extent commercially reasonable, purchased and currently maintains insurance on behalf of its officers and directors.

        Furthermore, the directors of Ferrellgas Finance Corp. are not personally liable to Ferrellgas Finance Corp. or its stockholders for monetary damages for any breach of a fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to Ferrellgas Finance Corp. or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock purchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or

  •
  for any transaction from which the director derived an improper personal benefit.

Subsidiary Guarantor Registrants

Delaware

        Bridger Marine, LLC, Bridger Energy, LLC, Bridger Lake, LLC, Bridger Administrative Services II, LLC, Bridger Real Property, LLC, Bridger Terminals, LLC and Bridger Swan Ranch, LLC (collectively, the "Delaware LLC subsidiary guarantor registrants") are all Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC subsidiary guarantor registrant generally provides for the indemnification of its member, officers and managers to the fullest extent permitted by Delaware law against amounts arising from, actions, suits or proceedings (civil, criminal, administrative or investigative) that relate to the operations of such company in which such person may be involved, or is threatened to be involved, as a party or otherwise, arising out of any act or omission of any such person in connection with the operations of the company, unless such act or omission was, (i) in the case of each Delaware LLC subsidiary guarantor other than Bridger Terminals, LLC and Bridger Swan Ranch, LLC, material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, such person did not reasonably believe that such person was acting in the best interests of the company, such person actually received an improper personal benefit in money, property or services, or in the case of a criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful, or, (ii) in the case of Bridger Terminals, LLC and Bridger Swan Ranch, LLC, committed in bad faith, such person did not reasonably believe that such person was acting in the best interests of the company, or in the case of a criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

        Blue Rhino Global Sourcing, Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Section 24 of the bylaws of Blue Rhino Global Sourcing, Inc. provides for the indemnification of directors and officers of the corporation and such directors and officers who serve at the request of the corporation as directors or officers of another corporation against certain liabilities under certain circumstances to the fullest extent permitted under Delaware law.

Texas

        Bridger Environmental, LLC, J.J. Addison Partners, LLC, J.J. Karnack Partners, LLC, J.J. Liberty, LLC and South C&C Trucking, LLC (collectively, the "Texas subsidiary guarantor registrants") are all Texas limited liability companies. Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may indemnify any member, manager, officer or an assignee of a membership interest in the company, pay in advance or reimburse expenses incurred by such person and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. The limited liability company agreement of each Texas subsidiary guarantor registrant generally provides for the indemnification of its member, officers and managers to the fullest extent permitted by Texas law against amounts arising from, actions, suits or proceedings (civil, criminal, administrative or investigative) that relate to the operations of such company in which such person may be involved, or is threatened to be involved, as a party or otherwise, arising out of any act or omission of any such person in connection with the operations of the company, unless such act or omission was, (i) in the case of each Texas subsidiary guarantor other than South C&C Trucking, LLC, material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, such person did not reasonably believe that such person was acting in the best interests of the company, such person actually received an improper personal benefit in money, property or services, or in the case of a criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful, or, (ii) in the case of South C&C Trucking, LLC, committed in bad faith, such person did not reasonably believe that such person was acting in the best interests of the company, or in the case of a criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

Louisiana

        Bridger Logistics, LLC, Bridger Transportation, LLC, Bridger Leasing, LLC, Bridger Storage, LLC, and Bridger Rail Shipping, LLC (collectively, the "Louisiana subsidiary guarantor registrants") are all Louisiana limited liability companies. Section 1315 of the Louisiana Business Corporation Act (the "LBCA") provides that the articles of organization or a written operating agreement of a limited liability company may (i) eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers pursuant to Section 1312 of the LBCA, for monetary damages for breach of any duty provided for in Section 1314 of the LBCA or (ii) provide for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager; provided that no provision permitted under (i) or (ii) will limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law. The limited liability company agreement of each Louisiana subsidiary guarantor registrant provides for the indemnification of its member and officers to the fullest extent permitted by Louisiana law against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) that relate to the operations of such company in which such person may be involved, or threatened to be involved, as a party or otherwise, arising out of any act or omission of any such person in connection with the operations of the company, unless such act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, such person did not reasonably believe that such person was acting in the best interests of the company, such person actually received an improper personal benefit in money, property or services, or in the case of a criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

        None of the indemnification rights described herein are exclusive of any other rights to which an Indemnitee, or other applicable person, may be entitled under any bylaw, agreement, vote of stockholders, unitholders or disinterested directors, as a matter of law or otherwise, both as to action in the Indemnitee's, or other applicable person's, official capacity with Ferrellgas, L.P., Ferrellgas, Inc., Ferrellgas Finance Corp. and any subsidiary guarantor registrant and as to action in another capacity while holding such office, and shall continue after the Indemnitee, or other applicable person, has ceased to be an officer or director of Ferrellgas, L.P., Ferrellgas, Inc., Ferrellgas Finance Corp. and any subsidiary guarantor registrant and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee, or other applicable person.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants as set forth above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.    Exhibits

        Reference is made to the Exhibit Index following the signature pages hereof, which Exhibit Index is hereby incorporated into this Item.

Item 22.    Undertakings

        Each of the undersigned registrants hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: each of the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and

    Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on May 31, 2016.

FERRELLGAS, L.P.
By:	Ferrellgas, Inc., its general partner
By:	/s/ STEPHEN L. WAMBOLD Stephen L. Wambold Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ferrell	Chairman of the Board of Directors of Ferrellgas, Inc.	May 31, 2016
* Pamela A. Breuckmann	Director of Ferrellgas, Inc.	May 31, 2016
* Stephen M. Clifford	Director of Ferrellgas, Inc.	May 31, 2016
* A. Andrew Levison	Director of Ferrellgas, Inc.	May 31, 2016
* John R. Lowden	Director of Ferrellgas, Inc.	May 31, 2016
* Michael F. Morrissey	Director of Ferrellgas, Inc.	May 31, 2016
* David L. Starling	Director of Ferrellgas, Inc.	May 31, 2016

Signature	Title	Date

/s/ STEPHEN L. WAMBOLD Stephen L. Wambold	Chief Executive Officer and President (Principal Executive Officer) and Director of Ferrellgas, Inc.	May 31, 2016
/s/ ALAN C. HEITMANN Alan C. Heitmann	Executive Vice President; Chief Financial Officer; Treasurer (Principal Financial and Accounting Officer) of Ferrellgas, Inc.	May 31, 2016

*By:	/s/ ALAN C. HEITMANN Alan C. Heitmann, Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on May 31, 2016.

FERRELLGAS FINANCE CORP.
By	/s/ STEPHEN L. WAMBOLD Stephen L. Wambold Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN L. WAMBOLD Stephen L. Wambold	Chief Executive Officer and President of Ferrellgas Finance Corp. (Principal Executive Officer)	May 31, 2016
/s/ ALAN C. HEITMANN Alan C. Heitmann	Chief Financial Officer of Ferrellgas Finance Corp. and Sole Director (Principal Financial and Accounting Officer)	May 31, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on May 31, 2016.

BLUE RHINO GLOBAL SOURCING, INC.
By	/s/ STEPHEN L. WAMBOLD Stephen L. Wambold Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN L. WAMBOLD Stephen L. Wambold	Chief Executive Officer and President of Blue Rhino Global Sourcing, Inc. (Principal Executive Officer)	May 31, 2016
/s/ ALAN C. HEITMANN Alan C. Heitmann	Executive Vice President, Chief Financial Officer & Treasurer of Blue Rhino Global Sourcing, Inc. and Sole Director (Principal Financial and Accounting Officer)	May 31, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on May 31, 2016.

BRIDGER LOGISTICS, LLC
By:	Ferrellgas, L.P., its sole manager and sole member Ferrellgas, Inc., its general partner
By	/s/ STEPHEN L. WAMBOLD Stephen L. Wambold Chief Executive Officer and President
BRIDGER ADMINISTRATIVE SERVICES II, LLC BRIDGER ENERGY, LLC BRIDGER LAKE, LLC BRIDGER MARINE, LLC BRIDGER REAL PROPERTY, LLC
By:	Bridger Logistics, LLC, its sole member Ferrellgas, L.P., its sole member Ferrellgas, Inc., its general partner
By	/s/ STEPHEN L. WAMBOLD Stephen L. Wambold Chief Executive Officer and President
J.J. ADDISON PARTNERS, LLC J.J. LIBERTY, LLC J.J. KARNACK PARTNERS, LLC
By:	Bridger Logistics, LLC, its sole manager and sole member of the sole member, Bridger Real Property, LLC Ferrellgas, L.P., its sole member Ferrellgas, Inc., its general partner
By	/s/ STEPHEN L. WAMBOLD Stephen L. Wambold Chief Executive Officer and President

BRIDGER ENVIRONMENTAL, LLC BRIDGER SWAN RANCH, LLC BRIDGER TERMINALS, LLC SOUTH C&C TRUCKING, LLC
By:	Bridger Logistics, LLC, its sole manager Ferrellgas, L.P., its sole member Ferrellgas, Inc., its general partner
By	/s/ STEPHEN L. WAMBOLD Stephen L. Wambold Chief Executive Officer and President
BRIDGER LEASING, LLC BRIDGER RAIL SHIPPING, LLC BRIDGER STORAGE, LLC BRIDGER TRANSPORTATION, LLC
By:	Bridger Logistics, LLC, its sole manager and sole member Ferrellgas, L.P., its sole member Ferrellgas, Inc., its general partner
By	/s/ STEPHEN L. WAMBOLD Stephen L. Wambold Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title**	Date

* James E. Ferrell	Chairman of the Board of Directors of Ferrellgas, Inc.	May 31, 2016
* Pamela A. Breuckmann	Director of Ferrellgas, Inc.	May 31, 2016
* Stephen M. Clifford	Director of Ferrellgas, Inc.	May 31, 2016

Signature	Title**	Date

* A. Andrew Levison	Director of Ferrellgas, Inc.	May 31, 2016
* John R. Lowden	Director of Ferrellgas, Inc.	May 31, 2016
* Michael F. Morrissey	Director of Ferrellgas, Inc.	May 31, 2016
* David L. Starling	Director of Ferrellgas, Inc.	May 31, 2016
/s/ STEPHEN L. WAMBOLD Stephen L. Wambold	Chief Executive Officer and President (Principal Executive Officer) and Director of Ferrellgas, Inc.	May 31, 2016
/s/ ALAN C. HEITMANN Alan C. Heitmann	Executive Vice President; Chief Financial Officer; Treasurer (Principal Financial and Accounting Officer) of Ferrellgas, Inc.	May 31, 2016

*By:	/s/ ALAN C. HEITMANN Alan C. Heitmann, Attorney-in-Fact

**
With Ferrellgas, Inc., the general partner of Ferrellgas, L.P., in its capacity as the sole manager and sole member of (i) Bridger Logistics, LLC; (ii) Bridger Logistics, LLC, in its capacity as the sole member of Bridger Administrative Services II, LLC, Bridger Energy, LLC, Bridger Lake, LLC, Bridger Marine, LLC and Bridger Real Property, LLC; (iii) Bridger Logistics, LLC, in its capacity as the sole manager of, and the sole member of Bridger Real Property, LLC, the sole member of, J.J. Addison Partners, LLC, J.J. Karnack Partners, LLC and J.J. Liberty, LLC; (iv) Bridger Logistics, LLC, in its capacity as the sole manager of Bridger Environmental, LLC, Bridger Swan Ranch, LLC, Bridger Terminals, LLC and South C&C Trucking, LLC; and (v) Bridger Logistics, LLC, in its capacity as the sole manager and the sole member of Bridger Leasing, LLC, Bridger Rail Shipping, LLC, Bridger Storage, LLC and Bridger Transportation, LLC.

 EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Limited Partnership of Ferrellgas, L.P. dated as of April 22, 1994. Incorporated by reference to Exhibit 3.9 to our Annual Report on Form 10-K for the fiscal year ended July 31, 2015 filed September 29, 2015.

3.2	Third Amended and Restated Agreement of Limited Partnership of Ferrellgas, L.P. dated as of April 7, 2004. Incorporated by reference to Exhibit 3.5 to our registration statement on Form S-3 filed March 6, 2009.

3.3	Certificate of Incorporation of Ferrellgas Finance Corp. filed with the Delaware Division of Corporations on January 16, 2003. Incorporated by reference to Exhibit 3.8 to our registration statement on Form S-3 filed March 6, 2009.

3.4	Bylaws of Ferrellgas Finance Corp. adopted as of January 16, 2003. Incorporated by reference to Exhibit 3.9 to our registration statement on Form S-3 filed March 6, 2009.

4.1	Indenture, dated June 8, 2015, by and among Ferrellgas, L.P., Ferrellgas Finance Corp., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee, relating to $500 million aggregate amount of the Registrant's 6 3/4% Senior Notes due 2023. Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed June 8, 2015.

4.2	Registration Rights Agreement, dated as of June 8, 2015, by and among Ferrellgas, L.P., Ferrellgas Finance Corp. and J.P. Morgan Securities L.L.C., as representative of the several initial purchasers. Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed June 8, 2015.

**5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities registered hereby.

**5.2	Opinion of Shuey Smith LLC concerning certain matters of Louisiana law.

**12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Grant Thornton LLP. Incorporated by reference to Exhibit 23.1 to our Current Report on Form 8-K filed May 26, 2016.

*23.2	Consent of KPMG LLP.

*23.3	Consent of James Hardy, Haley CPA.

**23.4	Consent Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

**23.5	Consent of Shuey Smith LLC (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature pages to this registration statement on Form S-4 filed April 1, 2016).

**25.1	Statement of Eligibility and Qualification of the Trustee, U.S. Bank National Association on Form T-1.

**99.1	Form of Letter of Transmittal.

**99.2	Form of Notice of Guaranteed Delivery.

**99.3	Form of Letter to Clients.

**99.4	Form of Letter to DTC Participants.

*
Filed herewith

**
Previously filed as an exhibit to this Registration Statement.

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TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS
Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits
  Item 22. Undertakings
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX